Exhibit 99.1

NOVAGOLD AND PAULSON ADVISERS ANNOUNCE

$1 BILLION TRANSACTION TO ACQUIRE 50% OF

THE DONLIN GOLD PROJECT FROM BARRICK

Paulson Advisers will acquire a 40% ownership interest in Donlin Gold
NOVAGOLD will increase its ownership interest in Donlin Gold from 50% to 60%
Donlin Gold to be managed jointly by NOVAGOLD and Paulson to advance the project
New partnership will shift focus immediately to updating the Feasibility Study
2025 exploration to pivot toward reserves and resources conversion and expansion

All amounts are in U.S. dollars unless otherwise stated

April 22, 2025 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD”) (NYSE American, TSX: NG) and Paulson Advisers LLC (“Paulson”) are pleased to announce that they have entered into a definitive agreement with Barrick Gold Corporation (“Barrick”) to acquire Barrick’s 50% interest in Donlin Gold LLC for $1.0 billion in cash — creating a new partnership between NOVAGOLD and Paulson to develop the Donlin Gold project in Alaska.

Pursuant to the agreement, NOVAGOLD will acquire a 10% interest in Donlin Gold LLC for $200 million, which will increase its ownership interest in Donlin Gold LLC from 50% to 60%, and Paulson will acquire a 40% interest in Donlin Gold LLC for $800 million and will share responsibility as a full and equal partner in project management of Donlin Gold. The transaction is subject to regulatory approvals and customary closing conditions and is expected to close late in the second or early in the third quarter of 2025.

At the closing of the transaction, NOVAGOLD and Paulson will enter into an amended and restated limited liability company agreement governing Donlin Gold (the “LLC Agreement”), pursuant to which NOVAGOLD and Paulson will have equal governance rights.

To finance NOVAGOLD’s portion of the acquisition, funding commitments were obtained from Paulson, The Electrum Group (“Electrum”), and Kopernik Global Investors, LLC (“Kopernik”) to subscribe for up to $170 million of common shares at $3.00 per share, with the balance of $30 million to be funded from NOVAGOLD’s treasury. As part of the funding agreement, Paulson, Electrum, and Kopernik received five- year warrants to purchase an aggregate of 25.5 million common shares of NOVAGOLD at $3.00 per share. NOVAGOLD will evaluate a range of alternative financing options to replace all or part of the funding commitments, although NOVAGOLD is not required under the funding agreement to seek any alternative financing. Any funds raised by NOVAGOLD would first be used to reduce its $30 million cash commitment.

NOVAGOLD was granted an option to purchase the outstanding debt owed to Barrick in connection with the Donlin Gold project for $90 million if purchased prior to closing, or for $100 million if purchased within 18 months from closing, when the option expires. If that option is not exercised, the debt will remain outstanding, substantially in accordance with its existing terms.

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In addition to approval by NOVAGOLD’s Board of Directors, the transaction has also been approved by a Special Committee of the Board composed entirely of directors who are independent of Electrum1, NOVAGOLD’s largest shareholder.

Following the closing of the transaction, under the direction of the new partners, Donlin Gold expects to:

Immediately commence the various workstreams to update the Feasibility Study[2], including assembling a specially dedicated team to advance these efforts;
Shift the 2025 drill program’s focus to the conversion and expansion of Donlin Gold’s reserves and resources, with both partners committed to exploring for new resources along strike and to depth in future campaign seasons;
Advance technical work and engineering designs;
Continue to support state permitting efforts and maintain existing federal and state permits in good standing, including government affairs engagement with federal and state representatives; and
Enhance social license, with ongoing community outreach and investment initiatives with partners and landowners, Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC).

Paulson Aligned in Sustainably and Responsibly Advancing Donlin Gold

A private investment firm headquartered in Palm Beach, Florida, Paulson is NOVAGOLD’s second largest shareholder after Electrum and one of its longest-tenured investors — having initially become a NOVAGOLD shareholder in 2010. Paulson enjoys a distinguished track record as an experienced investor and its Chairman, Mr. John Paulson, has been recognized for having a legendary talent for focusing on “the big trade” — and picking amongst some of the best vehicles positioned to leverage that conviction for his partners. Not surprisingly, Paulson stands among the most abiding and high-profile advocates for gold. The firm also holds excellent credentials as a successful investor in the gold mining industry, including as the cornerstone and pivotal shareholder in advancing Detour Gold Corporation, which owned the Detour Gold mine — Canada’s largest gold mine with over 19 million ounces in gold reserves, now owned by Agnico Eagle Mines Ltd.

John Paulson said: “Donlin Gold is one of the most attractive development gold projects in the world. With 39 million ounces of gold at double the industry average grade, and an optimal location in the prime jurisdiction of Alaska — already the second largest gold-producing state in the United States — we believe that the project could create value for decades to come. Enjoying excellent social license and formidable exploration upside potential to significantly expand its resources and production profile, Donlin Gold constitutes a superb opportunity for us to gain leverage to gold in the United States at an attractive valuation.

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1 Electrum is a “related party” of NOVAGOLD within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101") and the issuance of 6,375,000 warrants and the potential issuance of up to 14,166,667 common shares to Electrum under the funding agreement is a “related party transaction” under MI 61-101. Dr. Thomas Kaplan, Chairman of the Board, also serves as the Chairman, Chief Investment Officer and Chief Executive Officer of The Electrum Group LLC, which manages the portfolio of Electrum. NOVAGOLD is relying on exemptions from the formal valuation and minority shareholder approval requirements of MI 61-101 on the basis that the fair market value of the warrants and the common shares issued or issuable to Electrum in connection with the funding agreement do not exceed 25% of NOVAGOLD's market capitalization. NOVAGOLD did not file a material change report in respect of this related party transaction 21 days in advance of entering the funding agreement and issuing the warrants to Electrum, as Electrum's participation in the funding agreement had not been confirmed at that time.

2 The updated Feasibility Study/Technical Report will be compliant with NI 43-101 and S-K 1300 standards.

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Together with Donlin Gold’s partners, Calista and TKC, we are dedicated to responsibly advance the Donlin Gold project.”

Dr. Thomas S. Kaplan, NOVAGOLD’s Chairman, said: “The announcement of our new partner, Paulson, marks the watershed moment in our company’s ambition to unlock conscientiously the full value of Donlin Gold. For such a prescient and illustrious gold investor as John Paulson to share our belief that Donlin Gold constitutes one of the best and most jurisdictionally attractive gold development projects in the world — and indeed worthy of such an extraordinary investment — is truly catalytic for NOVAGOLD.

For myriad reasons, Paulson is quite literally the finest partner we could have hoped for. The embodiment of ‘smart money’, John has been recognized as having a unique ability to identify the right vehicle to execute legendary trades. John and his team’s expertise and counsel will be invaluable as we work to advance Donlin Gold through feasibility and financing.”

Greg Lang, NOVAGOLD’s President and CEO, said: “As with many of our shareholders, we have engaged extensively with Paulson over the years and are grateful for their steadfast solidarity. Our management team welcomes this enormous vote of confidence and looks forward to initiating an updated Feasibility Study, as well as to allowing our new drill program to move towards reserve and resource expansion. Most importantly, this agreement reaffirms both partners’ pledge to our Native Corporation partners and to the State of Alaska to advance this project.”

Andrew Guy, Calista’s President and CEO, said: “This land has been stewarded by the Alaska Native people of the Yukon-Kuskokwim region since time immemorial and Calista continues to be engaged in all aspects of the Donlin Gold project. Donlin Gold represents a most valuable resource and a commitment to responsible development that honors the land and the legacy of our Elders and ancestors. We strongly welcome Paulson as a new partner — together we can create a future that respects our heritage while embracing economic opportunities.”

Andrea Gusty, President and CEO of TKC, said: “TKC’s priorities have always been clear: support our Shareholders and protect our land. We support resource development when it can be done responsibly — aligned with our values of sustainability, community investment, and respect for traditional ways of life. The advancement of the Donlin Gold project represents a once-in-a-generation opportunity. Like all development, it must be guided by our obligation to steward the land — ensuring today’s opportunities do not compromise tomorrow’s.

We trust our project partners—and TKC’s direct involvement—to help ensure the project moves forward with environmental protection as a top priority. We remain focused on approaching the Donlin Gold project with care and foresight—so that economic progress is balanced with our subsistence way of life and the integrity of our homeland.”

Donlin Gold is Simply Unique in the North American Gold Space in Its Rare Combination of Key Attributes

Located in the Kuskokwim region in Southwest Alaska, Donlin Gold hosts approximately 39 million ounces of gold in Measured and Indicated Mineral Resources (inclusive of mineral reserves), of which NOVAGOLD’s 60% attributed interest would represent 23.4 million ounces following the closing of the transaction. The resources at Donlin Gold have an estimated grade of 2.24 grams per tonne3, or twice the industry average of 1.03 grams per tonne4, significantly lowering its projected per ounce operating costs relative to peers.

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3 Donlin Gold data as per the report titled “NI 43-101 Technical Report on the Donlin Gold project, Alaska, USA” with an effective date of June 1, 2021 (the “2021 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold project, Alaska, USA” (the “S-K 1300 Technical Report Summary”), dated November 30, 2021. Donlin Gold possesses Measured Resources of approximately 8 Mt grading 2.52 g/t and Indicated Resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 4 Mt of Measured Resources and approximately 267 Mt of Indicated Resources inclusive of Reserves is currently attributable to NOVAGOLD through its 50% ownership interest in Donlin Gold LLC. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1 Mt grading 2.23 g/t and Indicated Resources of approximately 69 Mt grading 2.44 g/t, of which approximately 0.5 Mt of Measured Resources and approximately 35 Mt of Indicated Resources exclusive of Mineral Reserves is currently attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 8 Mt grading 2.32 g/t and Probable Reserves of approximately 497 Mt grading 2.08 g/t, each on a 100% basis, of which approximately 4 Mt of Proven Reserves and approximately 249 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserves and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

4 As of March 2025, S&P Global Market Intelligence reports that the global industry average grade for open-pit and underground gold deposits with over 1 million ounces in Measured and Indicated Mineral Resources, inclusive of Mineral Reserves, is 1.03 g/t. In comparison, Donlin Gold’s grade is 2.24 g/t, more than double the industry average.

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If developed as contemplated by the 2021 Technical Report and the S-K 1300 Technical Report Summary, Donlin Gold is projected to have a 27-year mine life, with average annual production expected to reach approximately 1.1 million ounces5. Furthermore, the new partners believe there’s considerable exploration potential in the project, as Donlin Gold’s current resources span approximately three kilometers of an eight-kilometer mineralized belt. This represents only approximately 5% of the total land package. Donlin Gold has maintained its state and federal permits in good standing and benefits from being in the State of Alaska with both community and state support.

The new partners recognize the longstanding and trust-based partnerships that have been built with Calista and TKC — the Native landowners of Donlin Gold’s mineral and surface rights, respectively — who, in addition to being excellent partners, are crucial in maintaining the essential social license that NOVAGOLD and Paulson so treasure.

NOVAGOLD and Paulson share a strong commitment to best practices, ecological stewardship, and the economic health and social wellbeing of the Yukon-Kuskokwim region’s people and communities. NOVAGOLD and Paulson deeply appreciate the importance of traditions and the subsistence way of life, where environmental health is capital. As such, long-term commitments — spanning development to operation and reclamation — are fully in place to ensure the land is effectively protected for generations. Today’s announcement further strengthens these engagements and assurances.

2025 Outlook

Our main objectives this year include: commencing the various workstreams to update Donlin Gold’s fully bankable Feasibility Study, including assembling a specially dedicated team to advance these efforts; completing the drill program for reserves and resources conversion; unlocking the full exploration potential of the district; advancing technical work and engineering designs; obtaining outstanding necessary permits and maintaining existing federal and state permits in good standing; upholding our deep support among the project’s stakeholders; and promoting a strong safety, sustainability, and environmental culture. In light of this transaction, the previously disclosed 2025 Donlin Gold expenditure of approximately $43.0 million on a 100% basis will be reviewed by the partners. NOVAGOLD’s 2025 budget will also be reviewed and updated in due course.

Advisors and Counsel

In connection with the transaction, Citi is serving as financial advisor and Dorsey & Whitney LLP, and Blake, Cassels & Graydon LLP are serving as legal counsel to NOVAGOLD. In addition, Kleinberg, Kaplan, Wolff & Cohen, Goodmans LLP, McCarthy Tétrault LLP, and Stoel Rives LLP are serving as legal counsel to Paulson and Baker Botts LLP and Stikeman Elliott LLP are serving as legal counsel to Electrum.

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5 Donlin Gold data as per the 2021 Technical Report and the S-K 1300 Technical Report Summary detailed in footnote 3 above, with anticipated average annual production of 1.1 million gold ounces over 27 years on a 100% basis.

www.novagold.com

Conference Call & Webcast Details

NOVAGOLD and Paulson will host a conference call and webcast to discuss the transaction today at 6:00 am PT (9:00 am ET). The webcast and conference call-in details are provided below.

The video webcast and conference call-in details are provided below.

Video Webcast:	www.novagold.com/investors/events/
North American callers:	1-833-752-3655
International callers:	1-647-846-8520

Learn more about NOVAGOLD and the Donlin Gold project by visiting www.novagold.com

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in connection with the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of the Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the Measured and Indicated Mineral Resource categories, inclusive of Proven and Probable Mineral Reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne, in the Measured and Indicated Mineral Resource categories on a 100% basis)6, the Donlin Gold project is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. According to the 2021 Technical Report and the S-K 1300 Technical Report Summary once in production, the Donlin Gold project is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis.

About Paulson

Paulson is a private global investment management advisory firm based in Palm Beach, Florida.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

604-669-6227 or 1-866-669-6227

Frank Gagnon

Manager, Investor Relations

778-990-0299 or 1-866-669-6227

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6 Donlin Gold data as per the 2021 Technical Report and the S-K 1300 Technical Report Summary. Please see footnote 3 above.

www.novagold.com

Paulson Contacts:

Michael McKeon

mmckeon@actumllc.com

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include future-oriented financial information or financial outlook within the meaning of securities laws, including information regarding the anticipated benefits of the announced transaction with Paulson, NOVAGOLD’s anticipated expenditures and anticipated plans for the new partnership and Donlin following the completion of the transaction, statements regarding the permitting, potential development, exploration, construction and operation of Donlin Gold and statements relating to NOVAGOLD’s future operating and financial performance and production estimates. Such information is intended to assist readers in understanding NOVAGOLD’s current expectations and plans relating to the future. Such information may not be appropriate for other purposes. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the anticipated consummation and timing of the transaction; the expected timing of closing of the transaction; the satisfaction of the conditions precedent; the anticipated timing of certain judicial and/or administrative decisions; the 2025 outlook; the timing and potential for commencing a new feasibility study on the Donlin Gold project; the results of future feasibility studies; our goals and expenditures for 2025; ongoing support provided to key stakeholders including Native Corporation partners; Donlin Gold’s continued support for the state and federal permitting process; sufficiency of working capital; the potential development and construction of the Donlin Gold project; the timing and ability for the Donlin Gold project to hit critical milestones; the ability for the Tier One gold development project to hit the anticipated projections; the sufficiency of funds to continue to advance development of Donlin Gold, including to a construction decision; perceived merit of properties; mineral reserve and mineral resource estimates; Donlin Gold’s ability to secure the permits needed to construct and operate the Donlin Gold project in a timely manner, if at all; legal challenges to Donlin Gold’s existing permits and the timing of decisions in those challenges; whether the Donlin Gold LLC board will continue to advance the Donlin Gold project safely, socially responsibly and to sustainably generate value for our stakeholders; continued cooperation between the owners of Donlin Gold LLC to advance the project; NOVAGOLD’s ability to deliver on its strategy with the Donlin Gold project; the success of the strategic mine plan for the Donlin Gold project; the success of the Donlin Gold community relations plan; the outcome of exploration drilling at the Donlin Gold project and the timing thereof; the completion of test work and modeling and the timing thereof. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include failure to satisfy or waive the closing conditions to the transaction; the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties and availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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